Exhibit 4.22

EXECUTION VERSION

AMENDMENT NO. 3 TO AMENDED AND RESTATED CREDIT AGREEMENT

AMENDMENT NO. 3 TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of July 28, 2014 (this “Amendment No. 3”), by and among INVENTIV HEALTH, INC., a Delaware corporation (the “Parent Borrower”), INVENTIV HOLDINGS, INC., a Delaware corporation (“Holdings”), CITIBANK, N.A., as administrative agent (“Administrative Agent”), the Required Lenders, the Additional Term B-4 Lenders and the other parties hereto.

WHEREAS, the Borrowers, the Administrative Agent, the Guarantors party thereto from time to time and each lender from time to time party thereto (the “Lenders”) have entered into an Amended and Restated Credit Agreement, dated as of July 13, 2011, as amended on March 21, 2012 and December 20, 2012 (the “Existing Credit Agreement”) and as further amended by the Amendments (as defined below) (the “Credit Agreement”) (capitalized terms used but not otherwise defined in this Amendment No. 3 have the same meanings as specified in the Credit Agreement);

WHEREAS, the Borrower desires, pursuant to Section 2.17 of the Credit Agreement, to obtain Credit Agreement Refinancing Indebtedness in the form of new Term B-4 Loans in the same aggregate principal amount as, and in order to refinance, the Original Term B Loans, which new Term B-4 Loans shall be on substantially identical terms and have the same rights and obligations under the Loan Documents as the Original Term B Loans, except as such terms are amended hereby;

WHEREAS, Section 2.17 of the Credit Agreement permits amendment of the Credit Agreement with consent of the Administrative Agent, the Borrower and the Lenders providing the relevant replacement term loan tranche to permit the refinancing of outstanding Term Loans of any Class with a replacement term loan tranche constituting Credit Agreement Refinancing Indebtedness thereunder;

WHEREAS, each Original Term B Lender that executes and delivers a consent substantially in the form of Exhibit A hereto (a “Consent”) to convert all (or such lesser amount allocated to it by the Arranger) of its Original Term B Loans upon effectiveness of this Amendment No. 3 and thereafter become a Term B-4 Lender, shall be deemed to have consented to this Amendment No. 3;

WHEREAS, each Person that executes and delivers a joinder to this Amendment No. 3 substantially in the form of Exhibit B (a “Joinder”) as an Additional Term B-4 Lender will make Additional Term B-4 Loans in the amount set forth on the signature page of such Person’s Joinder on the Amendment No. 3 Effective Date to the Borrower, the proceeds of which will be used by the Borrower to repay in full the outstanding principal amount of Non-Converted Original Term B Loans (as defined herein);

WHEREAS, the Borrowers have engaged Citigroup Global Markets, Inc. as sole lead arranger and sole bookrunner in connection with the Amendments (the “Arranger”);

WHEREAS, the Loan Parties and Required Lenders wish to make certain other amendments set forth in Section 2 below (such other amendments, together with the amendments set forth in Section 1 below, the “Amendments”) authorized pursuant to the terms of Section 10.01 of the Existing Credit Agreement;

WHEREAS, the Loan Parties have requested the Lenders to waive certain Defaults or Events of Default which may exist under the Existing Credit Agreement; and

WHEREAS, subject to the terms and conditions set forth herein, the Required Lenders party hereto are willing to agree to such waivers to the Loan Documents as set forth herein.

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.	Amendments Relating to the Term B-4 Loans.

Effective as of the Amendment No. 3 Effective Date, the Term B-4 Lenders hereby agree as follows:

(a) The following defined terms shall be added to Section 1.01 of the Existing Credit Agreement in alphabetical order:

“Additional Term B-4 Commitment” means, with respect to each Additional Term B-4 Lender, its obligation to make an Additional Term B-4 Loan to the Borrowers pursuant to Section 2.01(a)(v) in an aggregate amount not to exceed the amount set forth on the ARCA Amendment No. 3 Joinder of such Additional Term B-4 Lender. The aggregate amount of the Additional Term B-4 Commitments of all Additional Term B-4 Lenders shall equal the outstanding aggregate principal amount of Non-Converted Original Term B Loans.

“Additional Term B-4 Lender” means, at any time, any Lender that has an Additional Term B-4 Commitment or an Additional Term B-4 Loan at such time, which for the avoidance of doubt may be an Original Term B Lender.

“Additional Term B-4 Loan” means a Loan that is made pursuant to Section 2.01(a)(v) on the ARCA Amendment No. 3 Effective Date.

“ARCA Amendment No. 3” means Amendment No. 3 to Amended and Restated Credit Agreement, dated as of July 28, 2014.

“ARCA Amendment No. 3 Effective Date” means July 28, 2014, the date on which all conditions precedent set forth in Section 4 of ARCA Amendment No. 3 are satisfied.

“ARCA Amendment No. 3 Joinder” means, as to each Additional Term B-4 Lender, the Joinder Agreement dated July 28, 2014 entered into on the ARCA Amendment No. 3 Effective Date.

“Converted Original Term B Loans” means each Original Term B Loan (or portion thereof) as to which the Lender thereof has consented to convert into a Term B-4 Loan and the Arranger has allocated into a Term B-4 Loan.

“Non-Converted Original Term B Loan” means each Original Term B Loan (or portion thereof) other than a Converted Original Term B Loan.

“Term B-4 Commitment” means, with respect to an Original Term B Lender, the agreement of such Original Term B Lender to convert the entire principal amount of its Original Term B Loans (or such lesser amount allocated to it by the Arranger) for an equal principal amount of Term B-4 Loans on the ARCA Amendment No. 3 Effective Date.

“Term B-4 Lender” means, at any time, any Lender that has a Term B-4 Loan at such time.

“Term B-4 Loan” means an Additional Term B-4 Loan or a Loan that is deemed made pursuant to Section 2.01(a)(iv) on the ARCA Amendment No. 3 Effective Date.

“Term B-4 Loan Facility” means the facility providing for the Borrowing of Term B-4 Loans.

(b) The definition of “Term B Loans” in Section 1.01 of the Credit Agreement shall be amended and restated in its entirety as follows:

“Term B Loans” means the Original Term B Loans, the Term B-3 Loans, and the Term B-4 Loans.

(c) The definition of “Term Commitment” in Section 1.01 of the Credit Agreement shall be amended and restated in its entirety as follows:

“Term Commitment” means an Original Term B Commitment, a Term B-3 Commitment, an Additional Term B-4 Commitment, a Term B-4 Commitment, a New Term Commitment or an Other Term Loan Commitment.

(d) The definition of “Applicable Rate” in Section 1.01 of the Credit Agreement are hereby amended by deleting clauses (a) and (b) thereof and replacing such clauses with:

“(a) with respect to Term B-3 Loans (i) for Eurodollar Rate Loans, 6.25% and (ii) for Base Rate Loans, 5.25%;

(b) with respect to Term B-4 Loans (i) for Eurodollar Rate Loans, 6.25% and (ii) for Base Rate Loans, 5.25%; and”

(e) The definition of “Maturity Date” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Maturity Date” means (a) with respect to the Revolving Credit Facility, the date that is five (5) years after the Original Closing Date, (b) with respect to the Original Term B Loan Facility the date that is six (6) years after the Original Closing Date, (c) with respect to the Term B-3 Loan Facility and the Term B-4 Loan Facility, (i) May 15, 2018 or (ii) if the Senior Secured Notes have not been repaid or refinanced in full on or before the 90th day preceding their maturity and the aggregate principal amount thereof exceeds the Threshold Amount, then the 90th day preceding the maturity of the Senior Secured Notes, and (d) with respect to any Other Term Loans, the final maturity date as specified in the applicable Refinancing Amendment; provided that the reference to Maturity Date with respect to Revolving Credit Commitments and Revolving Loans whose maturity has been extended pursuant to Section 2.15 shall be the Revolving Maturity Date.

(f) Section 2.01(a) of the Existing Credit Agreement is hereby amended by removing the “and” after clause (ii) thereof and adding the following clauses to such Section:

“(iv) each Original Term B Lender severally agrees to convert its Converted Original Term B Loans for a like principal amount of Term B-4 Loans on the ARCA Amendment No. 3 Effective Date; and

(v) each Additional Term B-4 Lender severally agrees to make an Additional Term B-4 Loan to the Borrower on the ARCA Amendment No. 3 Effective Date in the principal amount equal to its Additional Term B-4 Commitment on the ARCA Amendment No. 3 Effective Date.

(g) Section 2.05(a) of the Existing Credit Agreement is hereby amended by adding the following clause (vi):

“(vi) At the time of the effectiveness of any Repricing Transaction that (x) makes any prepayment of Term B-4 Loans in connection with any Repricing Transaction, or (y) effects any amendment of this Agreement resulting in a Repricing Transaction with respect to the Term B-4 Loans and is consummated on or after the ARCA Amendment No. 3 Effective Date and prior to the first anniversary of the ARCA Amendment No. 3 Effective Date, the Parent Borrower agrees to pay to the Administrative Agent, for the ratable account of each applicable Term B-4 Lender, a fee in an amount equal to, (I) in the case of clause (x), a prepayment premium of 1% of the amount of the Term B-4 Loans, as applicable, being prepaid or (II) in the case of clause (y), a payment equal to 1% of the aggregate amount of the applicable Term B-4 Loans outstanding immediately prior to such amendment. Such fees shall be due and payable upon the date of the effectiveness of such Repricing Transaction.”

(h) Section 2.06(b) of the Existing Credit Agreement is hereby amended by inserting a new clause (iii) to such section and renumbering accordingly:

“(iii) on the ARCA Amendment No. 3 Effective Date, the Additional Term B-4 Commitment of each Additional Term B-4 Lender shall be automatically and permanently reduced to $0 upon the making of such Additional Term B-4 Lender’s Additional Term B-4 Loans pursuant to Section 2.01(a)(v),

(i) Section 6.11 of the Existing Credit Agreement is hereby amended by adding the following sentence at the end of clause (a):

“Use the proceeds of the Term B-4 Loans to refinance the Original Term B Loans, including, without limitation, the Non-Converted Original Term B Loans.”

(j) Section 7.01 of the Existing Credit Agreement is hereby amended by adding the following paragraph at the end of the section:

“The expansion of Liens by virtue of accrual of interest, the accretion of accreted value, the payment of interest or dividends in the form of additional Indebtedness, amortization of original issue discount and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currency will not be deemed to be an incurrence of Liens for the purpose of this covenant.”

Section 2.	Other Amendments to Credit Agreement.

Effective as of the Amendment No. 3 Effective Date, the Required Lenders (after giving effect to the refinancing of the Original Term B Loans with Term B-4 Loans) hereby agree as follows:

(a) The following defined term shall be added to Section 1.01 of the Existing Credit Agreement in alphabetical order:

“Permitted Take-Out Financing” means Indebtedness in the form of one or more series of notes of the Borrowers or any Restricted Subsidiary issued, incurred or otherwise obtained in exchange for, or to repurchase, retire or refinance, in whole or in part, any outstanding Senior Notes and to pay related fees and expenses; provided that (i) immediately after giving pro forma effect thereto (and the use of proceeds thereof), no Event of Default shall be continuing or result therefrom and (ii) such Indebtedness is not scheduled to mature prior to the date that is ninety-one days after the Latest Maturity Date at the time such Indebtedness is incurred.

“Permitted Investor Notes” means Indebtedness in the form of one or more series of notes of the Borrowers or any Restricted Subsidiary issued to Thomas H. Lee Partners, L.P., its affiliates and/or other co-investors in an amount not to exceed $51.32 million; provided that (i) immediately after giving pro forma effect thereto (and the use of proceeds thereof), no Event of Default shall be continuing or result therefrom, (ii) up to $25.0 million of such Permitted Investor Notes shall either be Permitted Take-Out Financing or a new series of notes on terms identical to the Permitted Take-Out Financing and (iii) up to $26.32 million of such Permitted Investor Notes shall either be Senior Notes or a new series of notes on terms identical to the Senior Notes.

(b) The defined term “Junior Financing” shall be replaced in its entirety with the following:

“Junior Financing” shall mean (a) the Senior Notes, (b) the Permitted Take-Out Financing, (c) the Permitted Investor Notes and (d) any future Permitted Unsecured Indebtedness that, except for purposes of compliance with Section 7.13, has an aggregate principal amount in excess of the Threshold Amount.

(c) Section 7.01 of the Existing Credit Agreement is hereby amended by (i) deleting the word “and” after clause (bb), (ii) replacing the period at the end of clause (cc) with the words “; and” and (iii) adding the following clause (dd) to such Section:

“(dd) Liens on the Collateral securing Permitted Take-Out Financing and, to the extent not in the form of Senior Notes or a new series of notes on terms identical to the Senior Notes, Permitted Investor Notes, in each case incurred pursuant to Section 7.03(cc); provided that such Liens are junior in priority to those securing the Obligations, the Permitted First Priority Refinancing Debt and any other Indebtedness secured by the Collateral on a pari passu basis with the Obligations and the trustee and/or collateral agent under the indentures securing such Indebtedness shall be subject at all times to the Second Lien Intercreditor Agreement or another intercreditor agreement in form and substance satisfactory to the Administrative Agent.”

(d) Section 7.03 of the Existing Credit Agreement is hereby amended by (i) deleting the word “and” after clause (aa), (ii) replacing the period at the end of clause (bb) with the words “; and” and (iii) adding the following clause (cc) to such Section:

“(cc) Permitted Take-Out Financing and, to the extent not in the form of Permitted Take-Out Financing or Senior Notes, any Permitted Investor Notes.

(e) Section 7.08 of the Existing Credit Agreement is hereby amended by (i) deleting the word “and” immediately before the reference to clause (m), and (ii) inserting the words “and (n) the issuance of the Permitted Investor Notes” immediately before the period at the end of such Section.

(f) Section 7.09 of the Existing Credit Agreement is hereby amended by inserting the words “the indenture governing any Permitted Take-Out Financing, the indenture governing any Permitted Investor Notes” immediately after the phrase “the Senior Notes Indenture, the Senior Secured Notes Indenture,”.

(g) Section 7.13 of the Existing Credit Agreement is hereby amended by (i) deleting the word “and” and inserting a comma immediately before the reference to clause (v), (ii) inserting the words “and (vi) prepayments, redemptions, purchases, defeasance or other satisfaction of the Senior Notes in connection with the Permitted Take-Out Financing” immediately before the period at the end of such Section and (iii) replacing the instance of “$25,000,000” with “(x) prior to the earlier of (A) the date of the Permitted Take-Out Financing and (B) August 31, 2014, $50,000,000 and (y) thereafter, $25,000,000”.

(h) Section 7.14 of the Existing Credit Agreement is hereby amended by inserting the words “, Section 7.01(aa), Section 7.01(cc), Section 7.01(dd)” immediately after the phrase “other than Liens permitted by Section 7.01(a)(i)”.

Section 3.	Representations and Warranties.

By its execution of this Amendment No. 3, the Parent Borrower and each other Loan Party hereby represents and warrants to the Administrative Agent and the Lenders that:

(A) This Amendment No. 3 has been duly authorized, executed and delivered by it and constitutes a legal, valid and binding obligation of each Loan Party hereto, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by bankruptcy insolvency, reorganization, receivership, moratorium or other Laws affecting creditors’ rights generally and by general principles of equity; and

(B) The execution, delivery and performance of this Amendment No. 3 and the other documents executed in connection herewith by the Loan Parties (a) have been duly authorized by all requisite corporate or other organizational and, if required, stockholder or member action and (b) does not and will not (A) contravene the terms of any of such Person’s Organization Documents, (B) conflict with or result in any default, breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01 of the Credit Agreement), or require any payment not permitted under the Credit

Agreement to be made under (x) after giving effect to the terms of the waiver in Section 14 (1) any Junior Financing Documentation or (2) any other Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (y) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (C) violate any Law; except with respect to any conflict, default, breach, contravention, payment or violation referred to in clause (B) or clause (C), to the extent that such conflict, breach, contravention, payment or violation could not reasonably be expected to have a Material Adverse Effect.

Section 4.	Conditions to Effectiveness.

This Amendment No. 3 shall become effective on the date on which each of the following conditions is satisfied (the “Amendment No. 3 Effective Date”):

(a) The Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles or electronic copies (followed promptly by originals) unless otherwise specified:

(1) executed counterparts of this Amendment No. 3 by a Responsible Officer of each applicable Loan Party;

(2) a Note executed by the Parent Borrower and the Co-Borrowers in favor of each Term B-4 Lender requesting a Note at least two (2) Business Days prior to the Amendment No. 3 Effective Date, if any.

(3) an opinion of Weil, Gotshal & Manges LLP, dated the Amendment No. 3 Effective Date, in form and substance reasonably acceptable to the Arranger;

(4) (A) a certificate as to the good standing of each Loan Party as of a recent date, from the Secretary of State of the state of its organization or formation or a similar Governmental Authority and (B) a certificate of a Responsible Officer, secretary or assistant secretary of each Loan Party dated the Amendment No. 3 Effective Date and certifying (I) to the effect that (w) attached thereto is a true and complete copy of the certificate or articles of incorporation or organization of such Loan Party certified as of a recent date by the Secretary of State of the state of its organization, or in the alternative (other than in the case of the Borrowers), certifying that such certificate or articles of incorporation or organization have not been amended since the Restatement Effective Date, and that such certificate or articles are in full force and effect, (x) attached thereto is a true and complete copy of the by-laws or operating agreements of each Loan Party as in effect on the Amendment No. 3 Effective Date, or in the alternative (other than in the case of the Borrowers), certifying that such by-laws or operating agreements have not been amended since the Restatement Effective Date and (y) attached thereto is a true and complete copy of resolutions duly adopted by the board of directors, board of managers or member, as the case may be, of each Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Loan Party is a party, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, and (II) as to the incumbency and specimen signature of each officer executing any Loan Document on behalf of any Loan Party and signed by another officer as to the incumbency and specimen signature of the Responsible Officer, secretary or assistant secretary executing the certificate pursuant to this clause (4);

(5) a certificate signed by a Responsible Officer of the Parent Borrower certifying as to the satisfaction of the conditions to borrowing set forth in clauses (a) and (b) of Section 4.01 of the Credit Agreement; and

(6) copies of all lien searches in respect of the Loan Parties with respect to personal property Collateral, and accompanied by evidence that any Liens indicated in any such lien searches that are not permitted by Section 7.01 of the Credit Agreement have been or contemporaneously will be released or terminated (or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent).

(b) The aggregate principal amount of the Converted Original Term B Loans plus the aggregate principal amount of the Additional Term B-4 Commitments shall equal the aggregate principal amount of the outstanding Original Term B Loans immediately prior to the effectiveness of this Amendment No. 3.

(c) The Administrative Agent shall have received executed counterparts to this Amendment No. 3 executed by the Required Lenders, including Consents executed by each Term B-4 Lender.

(d) The Parent Borrower shall have paid to the Administrative Agent, for the ratable account of the Original Term B Lenders immediately prior to the Amendment No. 3 Effective Date, all accrued and unpaid interest on the Original Term B Loans to, but not including, the Amendment No. 3 Effective Date.

(e) All fees and expenses due to the Administrative Agent, the Arranger and the Lenders required to be paid on the Amendment No. 3 Effective Date shall have been paid, including a consent fee paid to the Arranger for the account of each Lender providing consent to the amendments set forth in this Amendment No. 3, whether through a Consent, Joinder or counterpart to this Amendment No. 3, in an amount equal to 0.05% of the aggregate principal amount of the Term Commitments and Term Loans held by such consenting Lenders as of the Amendment No. 3 Effective Date payable to each such consenting Lender according to its Pro Rata Share of the Term Commitments and Term Loans held by such consenting Lenders as of the Amendment No. 3 Effective Date.

(f) To the extent requested by a Term B-4 Lender in writing not less than three (3) Business Days prior to the Amendment No. 3 Effective Date, the Administrative Agent shall have received, prior to the effectiveness of this Amendment, all documentation and other information with respect to the Loan Parties required by regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act.

(g) The Administrative Agent shall have received a Request for Credit Extension not later than the Business Day prior to the date of the proposed Credit Extension.

(h) The Administrative Agent shall have received the counterparts of the Joinder executed by the Parent Borrower, the other Co-Borrowers and each Additional Term B-4 Lender.

The Administrative Agent shall notify the Borrower and the Lenders of the Amendment No. 3 Effective Date and such notice shall be conclusive and binding. Notwithstanding the foregoing, the amendments effected hereby shall not become effective, the obligations of the Additional Term B-4 Lenders to make Additional Term B-4 Loans will automatically terminate, if each of the conditions set forth or referred to in this Section 4 has not been satisfied at or prior to 5 p.m., New York City time, on July 29, 2014.

Section 5.	Expenses.

The Parent Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses incurred in connection with this Amendment No. 3, including the reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP, counsel for the Administrative Agent, in each case in accordance with Section 10.04 of the Credit Agreement.

Section 6.	Counterparts.

This Amendment No. 3 may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment No. 3 by facsimile transmission or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 7.	Governing Law and Waiver of Right to Trial by Jury.

THIS AMENDMENT NO. 3 SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. The jurisdiction and waiver of right to trial by jury provisions in Section 10.16 and 10.17 of the Credit Agreement are incorporated herein by reference mutatis mutandis.

Section 8.	Headings.

The headings of this Amendment No. 3 are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 9.	Effect of Amendment.

Except as expressly set forth herein, this Amendment No. 3 shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

Section 10.	Acknowledgments.

(a) Each Loan Party hereby expressly acknowledges the terms of this Amendment No. 3 and reaffirms, as of the date hereof, (i) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Amendment No. 3 and the transactions contemplated hereby and (ii) its guarantee of the Obligations under the Guaranty and its grant of Liens on the Collateral to secure the Obligations pursuant to the Collateral Documents.

(b) Holdings hereby expressly acknowledges the terms of this Amendment No. 3 and reaffirms, as of the date hereof, (i) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Amendment No. 3 and the transactions contemplated hereby and (ii) its pledge of the Collateral (as defined in the Holdings Pledge) as security for the payment or performance, as the case may be, in full of the Obligations pursuant to the Holdings Pledge.

Section 11.	Liens Unimpaired.

After giving effect to this Amendment No. 3 (including the waiver in Section 14) and filing of the UCC-1 and UCC-3 financing statements filed by or on behalf of the Administrative Agent against IVH Logistics Solutions, LLC and IVH Research Associates, Inc.,, neither the modification of the Credit Agreement effected pursuant to this Amendment No. 3 nor the execution, delivery, performance or effectiveness of this Amendment No. 3:

(a) impairs the validity, effectiveness or priority of the Liens granted pursuant to any Loan Document, and such Liens continue unimpaired with the same priority to secure repayment of all Obligations, whether heretofore or hereafter incurred; or

(b) requires that any new filings be made or other action taken to perfect or to maintain the perfection of such Liens.

Section 12.	Second Lien Intercreditor Agreement.

Each Lender hereby authorizes and directs the Administrative Agent to enter into the Second Lien Intercreditor Agreement or another intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent, with such changes as are necessary or desirable to reflect the Permitted Take-Out Financing and, if applicable, the Permitted Investor Notes contemplated by this Amendment No. 3.

Section 13.	Certain Tax Matters.

For U.S. federal income tax purposes, the Borrowers intend (1) to treat this Amendment No. 3 as not resulting in a “significant modification” of the Original Term B Loans, (2) to treat any Term B-4 Loans issued for cash hereunder as having been issued in a “qualified reopening” of Original Term B Loans and (3) to treat all of the Term B-4 Loans (including those issued for cash hereunder) as grandfathered obligations for purposes of FATCA.

Section 14.	Waiver of Default or Event of Default.

Effective as of the Amendment No. 3 Effective Date, the Required Lenders hereby waive any Default or Event of Default (including any cross-default) arising out of the failure of the Parent Borrower to give notice to the Administrative Agent of any change in the legal name of Mystro Logistics Solutions, LLC or Mystro Research Associates, Inc. under Section 6.12(e) of the Existing Credit Agreement or the failure of the Parent Borrower or any other Loan Party to file UCC financing statements or amendments thereto to reflect such name changes, or to take any other actions or provide any other notices related thereto pursuant to the Existing Credit Agreement or the other Loan Documents.

Except as expressly set forth herein, the waiver under this Section 14 shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agents under the Loan Documents, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in or any other provision of the Loan Documents, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to be duly executed as of the date first above written.

INVENTIV HOLDINGS, INC.,
as Holdings

By:	/s/ Eric Sherbet
	Name:	Eric Sherbet
	Title:	General Counsel and Secretary

INVENTIV HEALTH, INC., as
Parent Borrower

By:	/s/ Eric Sherbet
	Name:	Eric Sherbet
	Title:	General Counsel and Secretary

[SIGNATURE PAGE TO AMENDMENT NO. 3]

ADDISON WHITNEY LLC
CHANDLER CHICCO COMPANIES LLC
IGNITE HEALTH LLC
INVENTIV ADVANCE INSIGHTS, INC.
INVENTIV COMMUNICATIONS, INC.
INVENTIV MEDICAL MANAGEMENT LLC
IVH LOGISTICS SOLUTIONS, LLC
IVH RESEARCH ASSOCIATES, INC.
INVENTIV HEALTH CLINICAL, INC.
INVENTIV CLINICAL, LLC
INVENTIV HEALTH CLINICAL LAB, INC.
INVENTIV HEALTH CLINICAL, LLC
INVENTIV HEALTH CLINICAL SRS, LLC
INVENTIV PATIENT ACCESS SOLUTIONS, LLC
PATIENT MARKETING GROUP, LLC
PDGI HOLDCO, INC.
PHARMA HOLDINGS, INC.
PHARMANET FAR, LLC
PHARMANET RESOURCE SOLUTIONS, LLC
PHARMASOFT, LLC
SOUTH FLORIDA KINETICS, INC.
VENTIV COMMERCIAL SERVICES, LLC,

as Co-Borrowers and Guarantors

By:	/s/ Eric Sherbet
Name:	Eric Sherbet
Title:	Vice President and Secretary

[SIGNATURE PAGE TO AMENDMENT NO. 3]

ADHERIS, INC.
ADHERIS, LLC
ALLIDURA COMMUNICATIONS LLC
AXCELO MSL SOLUTIONS, LLC
BIOSECTOR 2 LLC
BLUE DIESEL, LLC
BRANDTECTONICS, L.L.C.
CADENT MEDICAL COMMUNICATIONS, LLC
CAMPBELL ALLIANCE GROUP, INC.
CAMPBELL ALLIANCE, LTD.
CHAMBERLAIN COMMUNICATIONS GROUP LLC
CHANDLER CHICCO AGENCY, L.L.C.
CHANDLER CHICCO PRODUCTIONS LLC
ENCUITY RESEARCH, LLC
GERBIG, SNELL/WEISHEIMER ADVERTISING, LLC
INCHORD HOLDING CORPORATION
INTERPHAZ BIOCONSULTING, LLC
INVENTIV DIGITAL + INNOVATION, LLC
INVENTIV HEALTH CLINICAL SRE, LLC
INVENTIV HEALTH CLINICAL STAFFING SERVICES, LLC
INVENTIV MEDICAL COMMUNICATIONS, LLC LITMUS MEDICAL MARKETING SERVICES LLC
MEDCONFERENCE LLC
NAVICOR GROUP, LLC
PALIO + IGNITE, LLC
PARAGONRX INTERNATIONAL LLC
PHARMACEUTICAL INSTITUTE, INC.
PNET US, LLC
RAVEN HOLDCO LLC
THE CENTER FOR BIOMEDICAL CONTINUING
EDUCATION, LLC
THE SELVA GROUP, LLC,

as Guarantors

By:	/s/ Eric Sherbet
	Name:	Eric Sherbet
	Title:	Vice President and Secretary

[SIGNATURE PAGE TO AMENDMENT NO. 3]

CITIBANK, N.A., as Administrative Agent

By:	/s/ Stuart Dickson
	Name:	Stuart Dickson
	Title:	Managing Director & Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 3]

EXHIBIT A

CONSENT TO CASHLESS ROLL

CONSENT TO CASHLESS ROLL (this “Consent”) in connection with Amendment No. 3 to Amended and Restated Credit Agreement (“Amendment”) to that certain Amended and Restated Credit Agreement, dated as of July 13, 2011, as amended on March 21, 2012 and December 20, 2012 (the “Credit Agreement”), by and among INVENTIV HEALTH, INC., a Delaware corporation (the “Parent Borrower”), INVENTIV HOLDINGS, INC., a Delaware corporation (“Holdings”), CITIBANK, N.A., as administrative agent (“Administrative Agent”) and the other parties thereto.

Original Term B Lenders / Cashless Settlement

The undersigned Original Term B Lender hereby irrevocably and unconditionally consents to the changes set forth in the Amendment and as follows (check each box as appropriate):

☐	to convert 100% of the outstanding principal amount of the Original Term B Loans held by such Original Term B Lender (or such lesser amount allocated to such Original Term B Lender by the Arranger) into a Term B-4 Loan in a like principal amount via a cashless roll.

The undersigned Original Term B Lender hereby acknowledges and agrees that in the absence of a change to the terms and conditions of the Amendment that is (x) materially adverse to the Original Term B Lenders and (y) made after the submission of this Consent, this Consent is irrevocable.

IN WITNESS WHEREOF, the undersigned has caused this Consent to be executed and delivered by a duly authorized officer.

Date: , 2014

,
as a Lender (type name of the legal entity)

By:
Name:
Title:

If a second signature is necessary:

By:
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT NO. 3]

EXHIBIT B

JOINDER AGREEMENT

JOINDER AGREEMENT, dated as of July 28, 2014 (this “Agreement”), by and among [        ] (the “Term B-4 Lender”), INVENTIV HEALTH, INC. (the “Parent Borrower”), the other Co-Borrowers and CITIBANK, N.A. (the “Administrative Agent”).

RECITALS:

WHEREAS, reference is made to the Amended and Restated Credit Agreement, dated as of July 13, 2011, as amended on March 21, 2012 and December 20, 2012 (the “Existing Credit Agreement”) and as further amended on July 28, 2014 (the “Credit Agreement”) (capitalized terms not otherwise defined in this Agreement have the same meanings as specified in the Credit Agreement);

WHEREAS, subject to the terms and conditions of the Credit Agreement, the Borrower may establish Additional Term B-4 Commitments (the “Additional Term B-4 Commitments”) with Additional Term B-4 Lenders, including existing Original Term B Lenders; and

WHEREAS, subject to the terms and conditions of the Credit Agreement, Additional Term B-4 Lenders shall become Lenders pursuant to one or more joinder agreements;

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Each Additional Term B-4 Lender hereby agrees to provide the Additional Term B-4 Commitment set forth on its signature page hereto pursuant to and in accordance with Section 2.01(a)(v) of the Credit Agreement. The Additional Term B-4 Commitments provided pursuant to this Agreement shall be subject to all of the terms in the Credit Agreement and to the conditions set forth in the Credit Agreement, and shall be entitled to all the benefits afforded by the Credit Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantees and security interests created by the Collateral Documents.

Each Additional Term B-4 Lender, the Parent Borrower, each other Co-Borrower and the Administrative Agent acknowledge and agree that the Additional Term B-4 Commitments provided pursuant to this Agreement shall constitute Term B-4 Commitments for all purposes of the Credit Agreement and the other applicable Loan Documents. Each Additional Term B-4 Lender hereby agrees to make an Additional Term B-4 Loan in an amount equal to its Additional Term B-4 Commitment on the Amendment No. 3 Effective Date in accordance with Section 2.01(a)(v) of the Credit Agreement.

Each Additional Term B-4 Lender (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Arranger or any other Additional Term B-4 Lender or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender and (v) consents to the changes set forth in Amendment No. 3.

Upon (i) the execution of a counterpart of this Agreement by each Additional Term B-4 Lender, the Administrative Agent, the Parent Borrower and the other Co-Borrowers and (ii) the delivery to the Administrative Agent of a fully executed counterpart (including by way of telecopy or other electronic transmission) hereof, each of the undersigned Additional Term B-4 Lenders shall become Lenders under the Credit Agreement and shall have the respective Additional Term B-4 Commitment set forth on its signature page hereto, effective as of the Amendment No. 3 Effective Date.

For each Additional Term B-4 Lender, delivered herewith to the Administrative Agent are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such Additional Term B-4 Lender may be required to deliver to the Administrative Agent pursuant to Section 10.15 of the Credit Agreement.

This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

This Agreement, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

[Signature pages follow]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this joinder agreement as of the first date written above.

[ ]

By:
Name:
Title:

Additional Term B-4 Commitments:

$[ ]

INVENTIV HEALTH, INC., as
Parent Borrower

By:
Name:
Title:

ADDISON WHITNEY LLC
CHANDLER CHICCO COMPANIES LLC
IGNITE HEALTH LLC
INVENTIV ADVANCE INSIGHTS, INC.
INVENTIV COMMUNICATIONS, INC.
INVENTIV MEDICAL MANAGEMENT LLC
IVH LOGISTICS SOLUTIONS, LLC
IVH RESEARCH ASSOCIATES, INC.
INVENTIV HEALTH CLINICAL, INC.
INVENTIV CLINICAL, LLC
INVENTIV HEALTH CLINICAL LAB, INC.
INVENTIV HEALTH CLINICAL, LLC
INVENTIV HEALTH CLINICAL SRS, LLC
INVENTIV PATIENT ACCESS SOLUTIONS, LLC
PATIENT MARKETING GROUP, LLC
PDGI HOLDCO, INC.
PHARMA HOLDINGS, INC.
PHARMANET FAR, LLC
PHARMANET RESOURCE SOLUTIONS, LLC
PHARMASOFT, LLC
SOUTH FLORIDA KINETICS, INC.
VENTIV COMMERCIAL SERVICES, LLC,

as Co-Borrowers

By:
Name:
Title:

Accepted:

CITIBANK, N.A., as Administrative Agent

By:
Name:
Title:

B-2